UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

Ocular Therapeutix held its Annual Meeting of Stockholders on June 14, 2018. The following is a summary of the matters voted on at that meeting.

(a)

Ocular Therapeutix’s stockholders elected Antony Mattessich, W. James O’Shea and Charles Warden as Class I directors to serve until the 2021 Annual Meeting of Stockholders, each such director to hold office until his successor has been duly elected and qualified. The results of the stockholders’ vote with respect to the election of such Class I directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Antony Mattessich	15,588,755	3,217,038	14,553,989
W. James O’Shea	14,447,012	4,358,781	14,553,989
Charles Warden	14,949,006	3,856,787	14,553,989

(b)

Ocular Therapeutix’s stockholders ratified the selection of PricewaterhouseCoopers LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2018. The result of the stockholders’ vote with respect to such ratification were as follows:

For	Against	Abstain	Broker Non-Votes
32,785,789	286,003	287,990	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: June 19, 2018	By:	/s/ Donald Notman
Donald Notman
Chief Financial Officer (Principal Financial and Accounting Officer)